Exhibit 10.2

GUARANTY AGREEMENT, dated as of March 31, 2015 (as amended, supplemented, or otherwise modified from time to time, this “Guaranty”), is made by PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (together with its successors and permitted assigns, the “Guarantor”), in favor of Citibank, N.A. (the “Lender”), which term shall include Lender’s successors and assigns) pursuant to the Loan Agreement.

RECITALS

WHEREAS, pursuant to the Loan and Security Agreement, dated as of March 31, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), between PennyMac Corp. (“Borrower”) and the Lender, the Lender has agreed from time to time to provide funding to Borrower for the origination or acquisition of certain Eligible Servicing Rights, which Eligible Servicing Rights shall secure Loans to be made by the Lender. Each such transaction shall be referred to herein as a “Transaction”;

WHEREAS, the Guarantor will obtain substantial direct and indirect benefit from the Transactions, and to induce the Lender to make the Loans to the Borrower under the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor has agreed to provide the guaranty set forth herein in favor of Lender; and

WHEREAS, it is a condition precedent to the obligation of the Lender to enter into the Loan Agreement that the Guarantor shall have executed and delivered this Guaranty to the Lender.

NOW, THEREFORE, in consideration of the foregoing premises, to induce the Lender to enter into the Loan Agreement and to make the Loans to the Borrower thereunder, the Guarantor hereby agrees with the Lender, as follows:

1.      Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Loan Agreement and used herein are so used as so defined.

(b)   For purposes of this Guaranty, “Obligations” means (a) all of Borrower’s obligations to pay the Outstanding Aggregate Loan Amount no later than the Loan Repayment Date, accrued interest on each outstanding Loan on each Monthly Settlement Date and all other obligations and liabilities of any Borrower Party to Lender or its Affiliates (including without limitation any liabilities of Lender or its Affiliates to any other Person) arising under, or in connection with the Loan Agreement, the Note, any other Facility Documents or directly related to the Eligible Servicing Rights whether now existing or hereafter arising, including without limitation any and all Commitment Fees due and payable and any outstanding Borrowing Base Deficiency; (b) any and all sums paid by Lender or on behalf of Lender pursuant to the Facility Documents in order to preserve any Eligible Servicing Rights or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Borrower’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Eligible Servicing Rights or of any exercise by Lender or any Affiliate of Lender of its rights under the Facility Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Borrower’s indemnity obligations to Lender pursuant to the Facility Documents.

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(c)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(d)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.      Guaranty. (a) Guarantor hereby unconditionally and irrevocably guarantees to the Lender and its successors, indorsees, transferees and assigns the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)   Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto Borrower may be free from any Obligations.

(c)    No payment or payments made by Borrower, any other guarantor or any other Person or received or collected by the Lender from Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder.

(d)   Guarantor agrees that whenever, at any time, or from time to time, the Guarantor shall make any payment to the Lender on account of the Guarantor’s liability hereunder, the Guarantor will notify the Lender in writing that such payment is made under this Guaranty for such purpose.

3.      Right of Set-off. Upon the occurrence and during the continuance of any Event of Default hereunder or under any Facility Document or failure by Borrower or Guarantor to timely perform any of its or their Obligations as set forth herein or in the Loan Agreement, the Lender is hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being hereby waived by the Guarantor, to set off and appropriate and apply any and all monies and other property of the Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Lender may elect, on account of the liabilities of the Guarantor hereunder and claims of every nature and description of the Lender against the Guarantor, in any currency, whether arising hereunder, under the Loan Agreement or otherwise, as the Lender may elect, whether or not the Lender has made any demand for payment and although such liabilities and claims may be contingent or unmatured. Lender may set off cash, the proceeds of the liquidation of any of the Collateral and all other sums or obligations owed by Lender or its Affiliates to any Borrower Party against all of each Borrower Party’s obligations to Lender or its Affiliates, whether under this Guaranty or under any other agreement between the parties or between any Borrower Party and any Affiliate of the Lender, or otherwise, whether or not such obligations are then due, without prejudice to Lender’s or its Affiliate’s right to recover any deficiency. The Lender shall notify the Guarantor of any such set-off and the application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have. Upon an Event of Default in the performance of any obligations hereunder or under the Facility Documents, the Lender shall have the right to cause liquidation, termination or acceleration to the extent of any assets pledged by the Guarantor to secure its obligations hereunder or under any other agreement to which this Section 3 applies.

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4.      Subrogation. Upon making any payment hereunder, the Guarantor shall be subrogated to the rights of Lender against Borrower and any Collateral under the Loan Agreement for any Obligations with respect to such payment; provided that the Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all amounts due and payable by Borrower to Lender under the Loan Agreement or any other Facility Document have been paid in full. Until one year and one day after payment of the full amount and discharge of all Obligations, the performance of all of Guarantor’s obligations hereunder and the termination of this Guaranty, neither any payment made by or for the account of Guarantor nor any performance or enforcement of any obligation pursuant to this Guaranty shall entitle the Guarantor by subrogation, indemnity, exoneration, reimbursement, contribution or otherwise to any payment by Borrower or to any payment from or out of any property of Borrower, and Guarantor shall not exercise any right or remedy against Borrower or any property of Borrower by reason of any performance by Guarantor of this Guaranty. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full or performed, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Guaranty.

5.      Amendments, etc. with Respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Lender may be rescinded by the Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Loan Agreement, and the other Facility Documents and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms and as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on Borrower or any other guarantor, and any failure by the Lender to make any such demand or to collect any payments from Borrower or any such other guarantor or any release of Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.      Guaranty Absolute and Unconditional. (a) Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty; and all dealings between Borrower or the Guarantor, on the one hand, and the Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or the Guaranty with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Loan Agreement, the other Facility Documents, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by it or Borrower against the Lender, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Lender may, but shall be under no obligation, to pursue such rights and remedies that they may have against Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Lender, and its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Loan Agreement Borrower may be free from any Obligations.

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(b)   Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to the Lender as follows:

(i)            Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Lender any claim or defense based upon, an election of remedies by the Lender which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Borrower or any other guarantor for reimbursement or contribution, and/or any other rights of the Guarantor to proceed against Borrower, against any other guarantor, or against any other person or security.

(ii)            Guarantor is presently informed of the financial condition of Borrower and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. The Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of the financial condition of Borrower, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Lender for such information and will not rely upon the Lender for any such information. Absent a written request for such information by the Guarantor to the Lender, Guarantor hereby waives its right, if any, to require the Lender to disclose to Guarantor any information which the Lender may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii)            Guarantor has independently reviewed the Loan Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to the Lender, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by Borrower or any other guarantor to the Lender, now or at any time and from time to time in the future.

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7.      Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

8.      Payments. Guarantor hereby agrees that the Obligations will be paid to the Lender without deduction, abatement, recoupment, reduction, set-off or counterclaim in U.S. Dollars and in accordance with the wiring instructions of the Lender.

9.      Representations and Warranties. Guarantor represents and warrants that:

(a)    Each of the representations and warranties made by Guarantor in the Loan Agreement are true and correct.

(b)   Guarantor is an indirect owner of each Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Obligations;

(c)    The execution, delivery and performance of this Guaranty and the other Facility Documents to which the Guarantor is a party does not constitute a material default by the Guarantor under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which the Guarantor is a party or by which it or any of its properties is or may be bound or affected;

(d)   As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed Guarantor’s obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay Guarantor’s obligations and liabilities;

(e)    Guarantor has and will continue to have independent means of obtaining information concerning Borrower’s affairs, financial conditions and business. Lender shall not have any duty or responsibility to provide Guarantor with any credit or other information concerning Borrower’s affairs, financial condition or business which may come into Lender’s possession; and

(f)    Guarantor does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. Guarantor is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Guarantor or any of its assets.

Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date hereof and each Funding Date under the Loan Agreement.

10.  Covenants.

(a)    Guarantor hereby covenants and agrees to comply with all covenants made by Guarantor in the Loan Agreement.

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(b)   Guarantor covenants and agrees that its fiscal year commences on January 1 and ends on December 31. Guarantor will not, at any time, directly or indirectly, except upon ninety (90) days’ prior written notice to the Lender, change Guarantor’s fiscal year.

11.  Events of Default. It is hereby understood and agreed that an Event of Default with respect to the Guarantor under the Loan Agreement shall be an Event of Default under this Guaranty.

12.  Termination. Subject to the provisions of Section 7, this Guaranty shall terminate upon the final payment in full of the Obligations and the termination of the Loan Agreement; provided, however, that Sections 2(b), 9, 18, 19, 21 and 24 shall survive any such termination and this Guaranty shall be reinstated upon any Obligations arising under the Loan Agreement, whether such Obligations arise prior to or upon or after the termination of such Loan Agreement.

13.  Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.  Paragraph Headings. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15.  No Waiver; Cumulative Remedies. The Lender shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

16.  Waivers and Amendments. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Lender, provided that any provision of this Guaranty may be waived by the Lender in a letter or agreement executed by the Lender or by facsimile or electronic transmission from the Lender.

17.  Successors and Assigns. This Guaranty shall be binding upon the successors and permitted assigns of Guarantor and shall inure to the benefit of Lender and its successors and permitted assigns. This Guaranty may not be assigned by Guarantor and any attempt to assign or transfer this Guaranty shall be null and void and of no effect whatsoever.

18.  Governing Law. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

19.  [RESERVED].

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20.  Notices. Notices by the Lender to the Guarantor may be given by mail, by hand or by electronic transmission, addressed to the Guarantor at the Guarantor’s address or transmission number set forth under its signature below and shall be effective (a) in the case of mail, five days after deposit in the postal system, first class certified mail and postage pre-paid, (b) one Business Day following timely delivery to a nationally recognized overnight courier service for next Business Day delivery, (c) when delivered if delivered by hand and (d) in the case of electronic transmissions, when sent, if such transmission is electronically confirmed.

21.  Submission To Jurisdiction; Waivers. Guarantor hereby irrevocably and unconditionally:

(a)    Submits for the Guarantor and the Guarantor’s property in any legal action or proceeding relating to this Guaranty and the other Facility Documents to which the Guarantor is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)   Consents that any such action or proceeding may be brought in such courts and waives any objection that the Guarantor may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at Guarantor’s address set forth under Guarantor’s signature below or at such other address of which the Lender shall have been notified; and

(d)   Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

22.  Integration. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Lender relative to the subject matter hereof not reflected herein.

23.  Acknowledgments. Guarantor hereby acknowledges that:

(a)                Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Program Documents;

(b)               The Lender does not have any fiduciary relationship to the Guarantor, and the relationship between the Lender and the Guarantor is solely that of surety and creditor; and

(c)                No joint venture exists between the Lender and the Guarantor or among the Lender, Borrower and the Guarantor.

24.  WAIVERS OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER FACILITY DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

[ Signature pages follow ]

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

PennyMac Mortgage Investment Trust

By: /s/ Pamela Marsh

Name: Pamela Marsh

Title: Executive Vice President, Treasurer

Address for Notices:

PennyMac Mortgage Investment Trust
6101 Condor Drive
Moorpark, California 93021
Attention: Chief Legal Officer
Telephone No.: (818) 224-7442
Facsimile No.: (818) 224-7393

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STATE OF [ ]	)
	)	ss.:
COUNTY OF [ ]	)

On the _____ day of March, 2015 before me, a Notary Public in and for said State, personally appeared __________________________________ known to me to be the person who executed the within instrument, and acknowledged to me that he executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

________________________________
Notary Public

My Commission expires _____________

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